Exhibit 99.1
Vestin Realty Mortgage II, Inc.
Reports Results
For The Three and Six Months Ended June 30, 2010

Las Vegas – August 17, 2010 – Vestin Realty Mortgage II, Inc. (Nasdaq: VRTB), a real estate investment trust (“REIT”), announced results of operations for the three and six months ended June 30, 2010.

The Company reported a net loss of approximately $6.2 million or ($0.45) per share and $8.7 million or ($0.64) per share, respectively, for the three and six months ended June 30, 2010 compared with a net loss of approximately $14.5 million or ($1.05) per share and $20.9 million or ($1.52) per share, respectively, for the three and six months ended June 30, 2009.

Interest income from investment in real estate loans was approximately $1.2 million for the six months ended June 30, 2010, as compared with approximately $4.3 million for the same period in 2009.  This decrease in interest income is mainly due to the decrease in our portfolio of performing real estate loans, which declined from 21 loans totaling approximately $81.9 million as of June 30, 2009, to 14 loans totaling approximately $39.0 million as of June 30, 2010.  Our revenue is dependent upon the balance of our performing loans and the interest earned on these loans.  In addition, the weighted average interest rate on our performing loans has decreased from 11.66% as of June 30, 2009 to 3.40% as of June 30, 2010.  This decline is a result of current market conditions in the lending industry, the level of non-performing assets in our portfolio and the reduction of interest rates on outstanding loans through Troubled Debt Restructuring.

As of June 30, 2010, the Company had 23 real estate loans outstanding with a balance of approximately $85.4 million, of which nine loans with an aggregate principal amount approximating $46.4 million were considered non-performing.  Loans are considered non-performing when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the payment of interest is 90 days past due.  As of June 30, 2010, the Company had commenced foreclosure proceedings with respect to most of the non-performing loans, of which three loans have subsequently been foreclosed upon, including the RightStar loans in Hawaii.  In addition, the Company is conducting workout discussions with certain non-performing borrowers; however, no assurance can be given as to whether these discussions will be successful.  As of June 30, 2010, we owned nine properties that we acquired through foreclosure, compared with 17 properties owned as of December 31, 2009.

As of June 30, 2010, shareholder equity was $4.90 per common share.  The Company had on its balance sheet approximately $9.6 million of cash, $38.3 million of investment in real estate loans, net of allowance of $47.1 million, $18.0 million in real estate held for sale and approximately $12.3 million in total liabilities as of June 30, 2010.

About Vestin Realty Mortgage II, Inc.

Vestin Realty Mortgage II, Inc. is a real estate investment trust (“REIT”) that invests in commercial real estate loans.  As of June 30, 2010, Vestin Realty Mortgage II, Inc. had assets of approximately $78.5 million.  Vestin Realty Mortgage II, Inc. is managed by Vestin Mortgage, Inc., a significant majority owned subsidiary of Vestin Group, Inc., which is engaged in asset management, real estate lending and other financial services through its subsidiaries.  Since 1995, Vestin Mortgage Inc. has facilitated more than $2.0 billion in lending transactions.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995 and the federal securities laws.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved.  Readers are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties, such as the Company’s potential inability to accurately forecast its operating results; the Company’s potential inability to regain profitability or to generate positive cash flow from operations; constraints in the credit markets, the availability of take-out financing for our borrowers; defaults on outstanding loans; unexpected difficulties encountered in pursuing our remedies if a loan is in default; a decline in the value of collateral securing our loans, declining real estate values in the markets we serve and other risks associated with the Company’s business. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Contact:
Steve Stern
Stern And Company
702-240-9533
steve@sdsternpr.com

FINANCIAL STATEMENTS

VESTIN REALTY MORTGAGE II, INC.

CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30, 2010	December 31, 2009
	(Unaudited)
Assets
Cash	$9,628,000	$1,444,000
Investment in marketable securities - related party	539,000	651,000
Interest and other receivables, net of allowance of $225,000 at June 30, 2010 and $124,000 at December 31, 2009	3,265,000	1,100,000
Notes receivable, net of allowance of $9,163,000 at June 30, 2010 and $10,334,000 at December 31, 2009	--	--
Real estate held for sale	18,012,000	22,094,000
Investment in real estate loans, net of allowance for loan losses of $47,129,000 at June 30, 2010 and $58,916,000 at December 31, 2009	38,278,000	53,209,000
Due from related parties	51,000	317,000
Assets under secured borrowings	8,370,000	8,370,000
Deferred financing costs	--	175,000
Other assets	319,000	99,000

Total assets	$78,462,000	$87,459,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts payable and accrued liabilities	$4,107,000	$4,311,000
Secured borrowings	7,910,000	7,910,000
Note payable	191,000	28,000
Unearned revenue	57,000	--

Total liabilities	12,265,000	12,249,000

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	--	--
Treasury stock, at cost, 1,484,675 shares at June 30, 2010 and 1,381,137 at December 31, 2009	(6,347,000)	(6,152,000)
Common stock, $0.0001 par value; 100,000,000 shares authorized; 14,997,363 shares issued and 13,512,688 outstanding at June 30, 2010 and 14,997,363 shares issued and 13,616,226 outstanding at December 31, 2009	1,000	1,000
Additional paid-in capital	278,550,000	278,550,000
Accumulated deficit	(205,343,000)	(196,637,000)
Accumulated other comprehensive loss	(664,000)	(552,000)

Total stockholders' equity	66,197,000	75,210,000

Total liabilities and stockholders' equity	$78,462,000	$87,459,000

VESTIN REALTY MORTGAGE II, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For The Three Months Ended		For The Six Months Ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009

Revenues
Interest income from investment in real estate loans	$597,000	$2,166,000	$1,273,000	$4,301,000
Gain related to pay off of real estate loan, including recovery of allowance for loan loss	--	110,000	--	110,000
Other income	93,000	100,000	195,000	113,000
Total revenues	690,000	2,376,000	1,468,000	4,524,000

Operating expenses
Management fees - related party	275,000	275,000	549,000	549,000
Provision for loan loss	3,048,000	15,330,000	3,048,000	16,604,000
Interest expense	290,000	1,427,000	613,000	3,076,000
Professional fees	867,000	1,217,000	2,784,000	3,273,000
Professional fees - related party	128,000	123,000	287,000	256,000
Loan fees	--	947,000	--	947,000
Other	242,000	199,000	666,000	626,000
Total operating expenses	4,850,000	19,518,000	7,947,000	25,331,000

Loss from operations	(4,160,000)	(17,142,000)	(6,479,000)	(20,807,000)

Non-operating income (loss)
Gain on purchase of debt	--	9,683,000	--	9,683,000
Interest income from banking institutions	--	3,000	--	22,000
Settlement expense	--	--	(47,000)	(76,000)
Total non-operating income (loss), net	--	9,686,000	(47,000)	9,629,000

Income (loss) from real estate held for sale
Revenue related to real estate held for sale	--	4,000	--	55,000
Net gain (loss) on sale of real estate held for sale	285,000	(228,000)	381,000	(228,000)
Expenses related to real estate held for sale	(264,000)	(401,000)	(528,000)	(659,000)
Write-downs on real estate held for sale	(2,033,000)	(6,439,000)	(2,033,000)	(8,917,000)
Total loss from real estate held for sale	(2,012,000)	(7,064,000)	(2,180,000)	(9,749,000)

Loss before provision for income taxes	(6,172,000)	(14,520,000)	(8,706,000)	(20,927,000)

Provision for income taxes	--	--	--	--

NET LOSS	$(6,172,000)	$(14,520,000)	$(8,706,000)	$(20,927,000)

Basic and diluted loss per weighted average common share	$(0.45)	$(1.05)	$(0.64)	$(1.52)

Dividends declared per common share	$--	$--	$--	$--

Weighted average common shares outstanding	13,578,453	13,785,040	13,597,235	13,786,939